                                                                    Exhibit 10.9

                                   AGREEMENT
                                   ---------

                      THIS AGREEMENT, MADE BY AND BETWEEN


                            SHOPPERS FOOD WAREHOUSE

                                      and



                                 [ Union Logo ]









                                   LOCAL 400

                                Chartered by the

       United Food & Commercial Workers International Union, AFL-CIO-CLC

             Effective: September 4,1996  Expiration: July 1,2000
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                               TABLE OF CONTENTS


AGREEMENT....................................................................  1
WITNESSETH...................................................................  1
MANAGEMENT AUTHORITY.........................................................  1
RECOGNITION..................................................................  1
UNION SECURITY...............................................................  3
HOURS AND OVERTIME...........................................................  4
WAGES AND EMPLOYEE CLASSIFICATIONS...........................................  7
NIGHT SHIFT EMPLOYEES........................................................ 10
WORKING CONDITIONS........................................................... 10
VACATIONS.................................................................... 14
HOLIDAYS..................................................................... 16
LEAVES OF ABSENCE............................................................ 17
JURY DUTY.................................................................... 18
SENIORITY.................................................................... 18
STORE CARD OR DECAL.......................................................... 20
SHOP STEWARDS................................................................ 21
WELFARE FUND................................................................. 21
PENSION FUND................................................................. 22
LEGAL SERVICES PLAN.......................................................... 23
VOLUNTARY CHECK-OFF.......................................................... 23
GRIEVANCES AND ARBITRATION................................................... 24
LABOR & MANAGEMENT COMMITTEE................................................. 24
MILITARY SERVICE............................................................. 25
NO STRIKES OR LOCKOUTS....................................................... 25
INVALIDATION................................................................. 25
SUCCESSORSHIP................................................................ 26
DURATION OF CONTRACT......................................................... 26
SCHEDULE "A"................................................................. 28
SCHEDULE "B" WAGES........................................................... 32

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                                   AGREEMENT
                              PARTIES TO AGREEMENT

     THIS AGREEMENT made and entered into this 4th day of September, between SHOPPERS FOOD WAREHOUSE, Washington, D.C., hereinafter referred to as "Employer"), and UNITED FOOD & COMMERCIAL WORKERS UNION, LOCAL NO. 400, of Washington, D.C., chartered by the United Food and Commercial Workers International Union, AFL-CIO (hereinafter referred to as the "Union").

                                  WITNESSETH:

     WHEREAS, the Employer and the Union in the performance of this Agreement agree not to discriminate against any employee or applicant for employment because of race, color, religious creed, origin, age or sex; and

     WHEREAS, the parties hereto desire to establish and maintain a mutual understanding to create harmonious relations between the Employer and the employees, and to abide by this Agreement to settle any and whatever dispute may arise between them, it is, therefore, by both parties understood and agreed that:

                                   ARTICLE I
                              MANAGEMENT AUTHORITY

     1.1 The authority and responsibility for management of the business including but not limited to the planning, direction and control of the work force shall repose exclusively in the Employer and its appointed representatives except as provided in this Agreement.

     1.2 In the event that the Employer contemplates the introduction of major technological changes affecting bargaining unit work within the Grocery Department, advance notice of such changes will be given to the Union. If requested to do so, the Employer will meet with the Union to discuss the implementation of such changes before putting such changes into effect.


                                   ARTICLE II
                                  RECOGNITION

     2.1 The Employer recognizes the Union as the exclusive bargaining agency for all of its employees, (including Lottery Clerks) except Store Managers, in its retail food stores within a radius of twenty-five (25) miles of Washington, D.C. and Prince George's, Charles, St. Mary's, Calvert and Montgomery Counties, and in Anne Arundel County south of South River from Chesapeake Bay to State Highway #450, south of State Highway #450 from South River to Prince George's county in Maryland and the Commonwealth of Virginia.

     2.2 The Employer further agrees that if the Employer should establish a new food store, or stores, within the territories

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described in Article II, paragraph 2.1, this Agreement shall apply to such new store or stores. In the event the Employer engages in Department or Discount type stores or food stores outside the Company's present service area of Northern Virginia (Arlington, Fairfax, Prince William and Loudoun Counties) and the Maryland locations referred to in Paragraph 2.1, the Employer and the Union shall negotiate as to the terms for wages, hours and working conditions for the employees working in such stores.

     2.3 All meat, fish or poultry, fresh, chilled, frozen, cooked or smoked, historically or customarily offered for sale by the Employer in its retail meat departments in the area covered under Article II, Paragraph 2.1, shall be within the jurisdiction of the United Food & Commercial Workers, Local 400, and all employees engaged in these services shall be members of the United Food and Commercial Workers Union. Items referred to, processed off the premises, will continue to be handled by said members.

          1. The Employer further agrees that all fresh meat products will be cut, packaged, prepared and sold by the employee in the store covered by this Agreement.

          2. Exceptions may be made provided the Union is notified in advance and given written assurance that no member's job will be eliminated as a result of such exception. The Union agrees that it will not withhold its agreement.

          3. For the purpose of this paragraph, notified shall mean a letter for each individual introduction of a class of product (e.g., boneless sub primal cuts of meat, deveined liver, rolled veal, etc.).

          Member shall mean full time employees on the payroll actively at work on the effective date of this Agreement or who are on leave of absence or who are sick or injured and return to work as elsewhere provided for in this Agreement.

          Eliminated means removed from payroll or reduced to part time and is not intended to refer to the nature of the work being performed by the employee. Employees may continue to be transferred, assigned to other work, or laid off in accordance with the seniority provisions of this Agreement, provided the layoff is for reasons other than the introduction of new products and/or new methods.

          It is not the Union's intention to impede progress in our Industry with respect to any new method of cutting and packaging meat, delicatessen and seafood products, and the necessity for change to accommodate a changing society.


          The Union reiterates, therefore, its intention with respect to the "products clause" as follows: the Company may introduce new methods and new products (i.e., make exceptions) provided it does the following:

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                a.  Union must be notified in advance.

                b. The Employer will list all new products or new methods in a letter of notification.

                c. The Employer will give written assurance that no member's job will be eliminated, in accordance with Article II, Paragraph 2, Section 2.3.

                If a, b and c above are complied with, the Union will not withhold its agreement.

                                  ARTICLE III
                                 UNION SECURITY

     3.1 It shall be a condition of employment that all employees of the Employer covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of this Agreement shall, on the 31st day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement hired on or after its effective date, shall, on the 31st day following the beginning of such employment, become and remain members in good standing in the Union. For the purpose of this Section 3.1, the execution date of this Agreement shall be considered as the effective date.

     3.2 The application of Section 3.1 above is deferred in any jurisdiction where the Union Shop is not permitted by law, except for the purpose of representation, unless and until such law is declared unconstitutional or is repealed or otherwise becomes inoperative as to the operations of the Employer.

     3.3 The Employer will notify the Union in writing within twenty-five (25) days from the date of employment, reinstatement, or transfer into the bargaining unit of any employee, of the name of such employee, the home address, place of employment, social security number, and job classification and the date of employment, reinstatement, or transfer. Upon termination of an employee for any reason the Employer shall within thirty (30) days thereafter notify the Union in writing of such termination.

     3.4 All work and services connected with or incidental to the handling or selling of all merchandise offered for sale to the public in the Employers' retail establishments covered by this Agreement shall be performed only by employees of the Employer within the unit referred to above, for which the Union is recognized as the collective bargaining agency by the Employer except such work as is currently performed at the point of delivery by driver-salesmen in servicing retail markets with perishable bakery products, beverages, greeting cards, magazines, potato and corn chips directly from the delivery vehicle. Further excepting that representatives of a company sponsoring special promotions may

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erect and stock initial special displays in connection with said special promotions. There shall be a limitation of three (3) times per year for promotional programs using persons other than employees of the Employer, provided, however, that such special promotions must be area-wide promotions. The Employer shall notify the Union in writing prior to the beginning of any promotional program.

     The application of this provision shall in no way restrict the work which may be performed by the Store Managers.

                                   ARTICLE IV
                               HOURS AND OVERTIME

     4.1 The guaranteed basic work week for all full time employees shall be forty (40) hours per week, consisting of five (5) eight (8) hour days providing the employee is available for work as scheduled. For the purpose of this Agreement the basic work week shall be from Monday through Saturday, inclusive. Sunday work shall be isolated and shall not be a part of the basic work week.

     4.2  All time worked by an employee in excess of eight (8) hours in any one
(1) day or forty (40) in any work week, or in excess of thirty-two (32) hours in any week in which one of the specified holidays fall, shall be deemed overtime unless otherwise specified in Schedule "A". Such overtime work shall be paid for at the rate of time and one-half (1-1/2) the employee's regular rate of pay, but the employee shall not be compensated for both daily and weekly overtime. Hours which qualify for Sunday or holiday premium pay shall not be included in computing weekly overtime.

     4.3 Employees who work an eight (8) hour shift shall work eight (8) hours in a period of either eight and one-half (8 1/2) or nine (9) consecutive hours and shall be granted an uninterrupted meal period of either one (1) or one-half ( 1/2) hour beginning not before three (3) hours of work nor later than five (5) hours of work. A half hour meal period shall be assigned only by mutual agreement. Employees who work a shift of less than eight (8) hours but more than five (5) hours shall be granted an uninterrupted meal period of one-half ( 1/2) hour, not before three (3) hours of work nor later than four (4) hours of work. Any employee instructed to work his meal period shall receive pay for that period of time at the overtime rate of time and one-half (1-1/2) the regular rate of pay.

          The lunch period specified in the above paragraph may be waived (without pay) by mutual agreement between the employee and the Employer.

     4.4 The meal period for night crew workers shall be one-half ( 1/2) hour and the eight (8) hour shift shall be worked in the period of eight and one-half (8 1/2) consecutive hours.

     4.5 The Employer may establish as many shifts as necessary, and the starting time of such shifts shall be optional with the

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Employer.  There will be no split shifts, unless mutually agreed upon by
Employer and employee.

     4.6   Any full time employee who works later than 6:00 p.m. more than three
(3) nights in any week shall be paid time and one-half (1-1/2) for the hours after 6:00 p.m. on the fourth (4th) or subsequent nights, even though they may be a part of the regular shift.

     4.7 Any employees transferred into the bargaining unit from any other part of the Company shall retain their last employment date for the purpose of computing benefits, but their seniority date shall be otherwise established as of the date they commenced working in the bargaining unit.

     4.8 No employee shall be required to work on Sundays or the designated holidays. All work to be performed on Sundays and holidays shall be offered on the basis of seniority with due consideration given to job classification and fitness for the work required. If sufficient volunteers are not available in the store, the Employer may elect to draw volunteers from within the supervisor's territory or direct employees to work by inverse order of seniority within the store. A sheet will be posted on Monday next to the work schedule for the purpose of signing up for Sunday and holiday work. The schedule for Sunday and holiday work will be assigned by seniority from this list.

           Full time employees shall be offered eight (8) hours if work is available, and if the store is open for eight (8) hours unless business conditions prohibit. Part time employees shall be offered not less than four
(4) hours. Any employee accepting Sunday or holiday work shall work not less than four (4) hours. Employees shall not be discriminated against for declining Sunday or holiday work nor shall they be coerced into accepting it. The Weigher and Wrapper and the Deli Clerk, if trained, for the purpose of this paragraph, shall be considered the same classification.

     4.9 Overtime for employees assigned to the night shift shall be computed on the basis of base pay plus premium pay.

     4.10 On days where overtime is worked, if a second meal period is taken, it shall consist of one-half ( 1/2) hour duration only.

     4.11 Part time employees may be employed a maximum of thirty-five (35) hours per week. In any week in which a part time employee works in excess of the hours specified above, the employee shall be paid for all hours worked at his appropriate full time hourly rate. When a part time employee is scheduled and/or works forty (40) hours a week for more than six (6) consecutive weeks and the work is not temporary (i.e., vacation and/or absence coverage), a full time position will be deemed to have been created. Such a full time position within the store and department where the work was performed will be filled in accordance with the following procedures:

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     A.   Notice of the available position will be posted for seven (7) days within the store. Part time employees, within the department where the available position exists, who express in writing a desire to fill the full time position will be selected by seniority and ability to do the work.

     B. If the position cannot be filled in accordance with paragraph A above, other part time employees within this store may be selected on the same basis.

     C. If the position cannot be filled in accordance with paragraphs A or B above, an employee will be selected in accordance with Section 12.7.

          No part time employee shall be scheduled for less than four (4) hours in any one (1) day unless the employee is not available for four (4) hours, in which case, the minimum shall be three (3) hours. Part time employees who report to work shall be paid for their scheduled hours, except for employees who voluntarily leave. Each calendar quarter, part time employees may be scheduled for less than four (4) hours, but not less than one (1) hour, for the purpose of attending a store employees' meeting.

     4.12 Full time employees reporting for work at their scheduled time or on instructions from their Employer shall be guaranteed eight (8) hours at straight time rate of pay for the employee's scheduled work days and four (4) hours with pay for non-scheduled days at the overtime rate of pay.

     4.13 The Employer agrees to post a weekly work schedule, in ink, with employees' names listed in order of seniority, and in the time clock area by noon on Saturday of the week preceding the week for which the schedule is effective, of working hours specifying the starting and finishing times and regular days off. The schedule shall contain the employees' full names and shall have the scheduled hours of each employee totaled at the end of the column. The schedule for the night crew and those scheduled off on Saturday must be posted prior to the end of those employees' scheduled shift on Friday of the week preceding the week for which the schedule is effective.

          The schedule for all full time employees showing the starting and finishing time and regular days off shall not be altered after it is posted, except by mutual agreement. Each full time employee shall regularly receive the same day off each week except for weeks when business conditions may require a change in their regular day off. A seven (7) day written notice must be given in order for a full time employee's regularly scheduled day off to be changed except as referred to above.

          In the Meat Department, the scheduling of nights (past 6:00 p.m.) and Saturday night for full time employees shall be done on a rotating basis as nearly equal as practical. The schedule for a part time employee may be changed by notification to the employee prior to store closing the previous day.

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          A part time schedule shall be complete and reflect the anticipated basic need for the store's requirements for that week.

     4.14 All employees shall be given only one (1) fifteen (15) minute rest period approximately in the middle of each four (4) hour shift.

     4.15 Employees who sustain an occupational injury requiring treatment by a doctor or hospital shall suffer no loss in pay for the day the injury occurs provided the employee returns to work unless otherwise instructed in writing by the attending doctor.

                                   ARTICLE V
                       Wages and Employee Classification

     5.1 Wage scales are set forth in Schedule "A" attached hereto and made a part hereof.

     5.2 The starting wages provided in Schedule "A" and "B" shall apply to all new employees and each new employee is to be on probation for a period of ninety
(90) days. If during the probationary period it is found that the new employee is not suitable for the business, his services are to be terminated at the Employer's discretion.

     5.3  An employee who has worked within the industry during the past three
(3) years shall be credited with all previous supermarket experience in the same type of work, or in the case of general merchandising or bakery employees, all previous experience in a similar capacity, proven by verification or ability, which shall be recognized as seniority for the purpose of establishing the pay scale to which the employee is entitled. The Employer, employee, and the Union will make every effort to verify all previous experience on the employee's application. If, however, complete information cannot be obtained within the first three (3) months of employment, the pay scale shall be determined by the Employer on the basis of whatever verification of experience has become available and the employee's ability. The Employer agrees to notify the Union no later than forty-five (45) days after employment if complete verification of experience has not been obtained.

     5.4 The service record of any new employee retained after the probationary period shall date from the time of such employee's original employment. The salary of such employee shall be retroactive to the date of employment.

     5.5 A part time employee when assigned to full time work shall be credited for his accumulated part time hours and placed on the salary scale to which he would have been entitled had these hours been accomplished as a full time employee.

     5.6 Department Heads may be assigned in stores where designated by Employer and where assigned, they will be paid the prevailing rate as listed in Schedule "A".

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          When a higher classified employee is absent from his position and another employee performs the job of the higher classified employee for the entire week, he shall receive the appropriate rate of pay of the higher classification.

          An employee promoted to a higher classification shall suffer no reduction in his hourly wage rate.

     5.7 Courtesy Clerks may be assigned in stores designated by the Employer. The duties of Courtesy Clerks shall be limited to general cleaning up, bagging, carrying out customers' packages, attending parking lot, cleaning in the immediate area of the checkstand, pulling cardboard, returning unsold merchandise, floor care and other cleaning duties (i.e., restroom and sweeping) anywhere in the store.

          It shall be a violation of this Contract for Courtesy Clerks to perform any duties other than those specified above. In order to remedy violations of this Section the parties agree as follows:

     A. The Employer shall post in each of its stores a notice to the employees signed by an authorized Employer representative instructing all employees of the duties of Courtesy Clerks, and instructing all employees that the performance of any other duties constitutes a violation of the contract.

     B. During any shift in which a Courtesy Clerk performs any work other than the above-specified duties, the Courtesy Clerk will receive the higher classified rate of pay for the entire shift.

     C. Courtesy clerks hired after April 20, 1993 are not eligible for Health and Welfare, Pension and Legal benefits.

     5.8 Service clerks may be assigned in stores designated by the Employer. The duties of service clerks shall be limited to maintenance of pizza, bakery, salad bar and bulk food areas within the store. Service clerks' schedules may be limited to a three (3) hour shift. Additional duties may include: handling outdoor merchandise display, preparation of quiche, bake-off rolls in deli, flower shop, porter, preparation of vegetable platters, fresh vegetable and fruit juices, fresh peanut butter, making party platters all year, making sandwiches, vacuum pack in Deli express, cook hot food and rotisserie chicken, cut vegetables for prepared foods and bagging or wrapping greens, grapes, berries and cut melons. They shall be paid three (3) hours pay if they are normally scheduled to work on one of the holidays as delineated in Article IX,
Section 9.1.

     5.9 A. All meat departments shall be operated by a Head Meat Cutter, who may be relieved by a Journeyman Meat Cutter or an Apprentice.

          B. The apprenticeship program in retail stores shall be two (2) years as provided in wage Schedule "A" and "B". An

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apprentice is a person learning all the details and developing manual skill for performing the duties of a Journeyman Meat Cutter. He shall be given a meat cutting test jointly observed by representatives of the Employer and the Union within his twenty-third (23rd) or twenty-fourth (24th) month. If he fails to qualify at this time he shall continue at the same rate of pay and be given another test at the end of his twenty-seventh (27th) month; if he fails to qualify at this time he shall be terminated.

          C. A Weigher and Wrapper is one who weighs, prices and wraps meat cut by a Journeyman or an Apprentice. He/she displays or places said meat in self-service cases or in storage. He/she may use slicing machine for cutting cheese and luncheon meats; also use a knife for cutting liverwurst or any other luncheon meat that cannot be cut by the slicing machine.

          He/she is not, however, to cut beef, pork, veal, lamb, poultry or fish with a knife or any other automatic device nor assume any work other than the above, which normally is performed by Journeymen Meat Cutters or Apprentices. He/she however, may perform general house cleaning chores, and also clean the cases, work tables, etc.

          D. All meat departments shall have in attendance one (1) Journeyman or Apprentice Meat Cutter until 8:00 p.m., except that a department need not be manned during meal periods where there is only one (l) employee in the unit on duty that shift.

          E. In stores with three (3) or more full-time meat cutters, including Head Meat Cutter, one (1) shall be designated First Cutter. The First Cutter classification applies to the store and not to the individual.

          F. The First Cutter will be expected to relieve the Head Meat Cutter whenever the Head Meat Cutter is absent at the First Cutter wage rate for a period of one (1) week; should the period of relief exceed one (1) week he shall be paid the relief Head Meat Cutter's rate of pay for the additional relief up to and including six (6) consecutive weeks, thereafter he shall be paid the Head Meat Cutter's rate of pay during the period of such relief.

          G. In the event the First Cutter is absent, a Journeyman or Apprentice may relieve the Head Meat Cutter and shall receive the Relief Head Meat Cutter rate beginning with the second day of relief. After a period of two
(2) full weeks of such relief, he shall then be paid the Head Meat Cutter rate.

          H. In Meat Departments where there is no First Cutter classification, the employee who relieves the Head Meat Cutter shall receive the Relief Head Meat Cutter rate beginning with the second day of relief. After a period of two
(2) full weeks of such relief, he shall then be paid the Head Meat Cutter rate.

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                                 ARTICLE VI
                             NIGHT SHIFT EMPLOYEES

          6.1 Night shift employees who work any portion of their shift between the hours of 11:00 p.m. and 4:00 a.m. shall receive the night premium for the entire shift of sixty cents ($.60) per hour, in addition to the employee's straight time rate of pay.

          6.2 Night Shift employees will receive their basic weekly wages plus the night premium in the computation of overtime, vacation or holiday pay.

          6.3 Night shift employees shall be permitted to start their shifts at 9:00 pm. on Sundays or holidays at the straight time rate of pay plus the night premium.

          6.4 No employee shall be required to work a day and night shift in the same work week except by mutual agreement.

          6.5  Employees who want on or off the Night Crew shall bid as follows:
A request must be in writing to the Employer and will be placed on the list referred to in Section 12.7. As day openings occur, the most senior employee on the combined list shall be assigned to the job provided the employee is available to work such hours on a regular and continuing basis.

          Employees in the Meat Department who want on or off the night crew shall bid on or off on a seniority basis in a seniority territory. No new hires shall be employed until said bids are honored, provided that said employees do so in writing.

                                  ARTICLE VII
                               WORKING CONDITIONS

          7.1 The Employer will furnish and launder such store linens which it requires its employees to wear. These garments may be laundered by the employee. Since this item of expense is intended to make the Employer's service more attractive to customers, members agree to cooperate by presenting a neat, clean, businesslike appearance while on duty in the store.

          7.2 The Employer shall have the right to discharge or discipline any employee for good cause such as dishonesty, intoxication during working hours, drinking or gambling on the Employer's premises, or direct refusal to obey orders by the Employer which are not in violation of this Agreement, provided, however that no employee shall be discharged or discriminated against because of membership in the Union or for Union activities.

          7.3 In the event that an employee's work is unsatisfactory, he shall be given at least one (1) written notice before disciplinary action is taken, and a copy of the notice shall be sent to the Union at the same time. Notices and warnings shall become null and void after nine (9) months from date of issue,

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except for attendance and tardiness policy, which shall be one (l) year.

          7.4 Representatives of the Union may visit the Employer's stores for the purpose of observing working conditions and to see that this Agreement is being complied with, investigating the standing of employees and inspecting all employee records, including employee Social Security numbers, which shall be available for a reasonable length of time. Employees shall be furnished duplicate pay vouchers weekly.

          7.5 No employee shall suffer a reduction of hourly wage rates, increase of hours, or reduced vacation time solely by the signing of this Agreement.

          7.6 If a physical examination or health permit is required by the Employer or local government, all expense attached to same shall be borne by the Employer.

          7.7 If any employee is required to work in more than one (1) store in the same day, the expense for necessary transportation shall be borne by the Employer at the rate of twenty-two and one-half cents ($.22 1/2) per mile. The time required for travel between the stores shall be included as a portion of the employee's work day and considered as time worked for all purposes. An employee on temporary assignment away from his regularly assigned store which requires additional transportation expense shall be reimbursed for such increased expense at the rate of twenty-two and one-half cents ($.22 1/2) per mile. Temporary assignments will not exceed thirty (30) days except in cases of relief of an employee absent on extended sick leave.

          7.8 Employees shall be at their stores ready for work at their scheduled starting time, otherwise they are reporting late. They shall remain at their work until their scheduled quitting time.

          7.9 Except by mutual agreement between Employer and employees, employees shall have a minimum of ten (10) hours off between the ending of their schedule and the starting of their next schedule. Any employee who works during this ten (10) hour period shall be paid for such time at the rate of time and one-half (1 1/2). An employee may elect to have an eight (8) hour "turnaround" solely for the employee's benefit, however, the overtime penalty would not apply. This selection must be in writing with a copy to the store manager.

          7.10 The Employer shall maintain two first aid kits fully equipped, including latex gloves, in each store to be available for all shifts worked. One of these first aid kits shall be located in the Meat Department.

          7.11 Notice concerning Union business will be posted in designated locations in the stores, after approval by management.

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          7.12 Where practicable, within each store, the Employer shall combine existing part time assignments on a seniority basis, providing they can do the work so as to provide the maximum part time employment per individual within the definition of part time employment and further, to create as many forty (40) straight time hour positions as possible.

          7.13 No employee may be required to make up or be disciplined for cash shortages, unless they are given the privilege of checking the change and daily receipts upon starting and completing the work shift.

          7.14 No employee shall be required to make good any bad checks cashed unless said checks are cashed in violation of the Employer's rules and regulations, which have previously been given to the employee in writing.

          7.15 No employee shall be given a polygraph (lie detector) test, unless the Union agrees in writing.

          7.16 Time spent at legal proceedings at the request of the Employer or Employer Counsel shall be compensated at straight time rates. Such compensation shall also be paid for time spent at legal proceedings to which the employee is subpoenaed to give testimony for the benefit of the Employer provided the employee has given the Store Manager prompt notice of the subpoena. Such hours shall not be considered as time worked in the computation of daily or weekly overtime unless it is part of the regularly scheduled work week.

          7.17 The Employer will discuss, investigate and correct any problem of jackets or gloves in connection with frozen food lockers and dairy.

          7.18 There shall be a time clock in each of the Employer's stores for the purpose of recording time worked. The Employer and the Union agree that a proven violation of established time clock rules, including working before punching in or after punching out, may subject such an employee to disciplinary action up to and including discharge. Furthermore, all time during which an employee is suffered or permitted to work or is required to be on duty on the Employer's premises at a given work place shall be considered hours worked, and recorded on the time cards.

          7.19 The Company recognizes that given the individual lifestyle of each employee, certain work schedules are preferable. In this regard, the Company will make its best effort to consider seniority in the preparation and assignment of work schedules. The Union recognizes that the needs of the business take first priority. (Not subject to the arbitration provisions of Article 19).

          7.20 Shoppers Food Warehouse agrees with the Union that employees are among our most valuable resources. It is Shoppers position that when dealing with store associates, our management personnel should have a conscious regard for their feelings and self-esteem. Our management is committed to this principle and will use all reasonable efforts to apply it consistent with our business needs and requirements.

          7.21  Health and Safety

                A. The Employer, recognizing the importance of a safe and healthy work place, shall institute a program to insure and maintain the guarantee of a safe and healthful work place free of all unsafe recognized hazards to all its employees .

                B. The Employer shall furnish and supply all of the necessary protective equipment that is required by Federal, State or Local Law or designated by the Employer at no cost to the employee. The Company shall provide mesh gloves for Seafood Clerks and Meat Cutters. The employees shall not be required to make a deposit for these gloves provided that the employees must wear the gloves at all times when they are working and, provided further, that if the employee loses the gloves, the employee is responsible for the cost of replacement.

                C. The Employer shall train all employees in the use, handling and maintaining of all tools and equipment in the work area they are assigned.

                D. The Employer shall make available all safety records pertaining to O.S.H.A. regulations, citations and lost time, accidents or illnesses within thirty (30) days of receipt of such an infraction or occurrence of such accidents .

                E. The Employer further agrees to make available to the Union all test results from toxicity materials or chemicals that the employees may come in contact with within thirty (30) days.

                F. The Company shall make available to the Union all forms and records necessary for the reporting of accidents, illnesses or O.S.H.A. violations.

                G.  Joint Safety Committee

                    1. There shall be established in each plant or store a joint safety committee comprised of one or more employees from the work area of a plant or store and representatives of management to meet at least once or more each month to discuss health and safety conditions in the plants or stores. The committee will make recommendations in the area of safety and health, handle employee complaints, distribute information concerning Safety and Health and make available results of all plant inspections or violations of O.S.H.A. The committee shall make at least one walk around inspection of the plant or store each month to discuss and observe safety compliance with the employees in their work areas .

                    2. The Union shall have the right to conduct a walk around with the representatives on the Safety Committee from the employees to observe health and safety conditions or problems.

                    3. The Safety Committee and or Shop Steward shall accompany government inspectors for walk arounds and any other committee business in respect to safety and health while still on Company time and without loss of pay.

                    4. All safety violations shall be reported to the Company in writing and shall be complied with as soon as possible, and action taken by the Company shall be reported to the Safety Committee in writing.

                                  ARTICLE VIII
                                   VACATIONS

        8.1 Full time employees with one (1) or more years of continuous service shall be granted vacations as follows:

                                               PRO-RATA VACATION
             ANNUAL VACATION                   ON TERMINATION

             One week uninterrupted            1/12 week for each
             after one year                    additional month

             Two weeks uninterrupted           2/12 week for each
             after three years                 additional month

             Three weeks uninterrupted         3/12 week for each
             after eight years                 additional month

             Four weeks after                  4/12 week for each
             twenty years                      additional month

          Part time employees who have been employed for one (1) year shall receive pro-rated vacation based on the average straight time hours worked during the preceding year subject to the same conditions as pertain to full time employees.

          Full Time employees with fifteen (15) years or more of service, and employees who reach fifteen (15) years of service during the life of the agreement, shall receive a bonus of one (1) week's pay. Part time employees shall receive pro-rated bonus pay based on the average straight time hours worked during the preceding year.

          Full Time employees with twenty-five (25) years or more of service, and employees who reach twenty-five (25) years of service during the life of the agreement, shall receive a bonus of one (1) week's pay. Part time employees shall receive pro-rated bonus pay based on the average straight time hours worked during the preceding year.

          8.2 Part time employees who change to full time will receive credit for the vacation earned on the basis of forty (40) hours being equal to one (1) week of work. In the computation of future vacations, credit shall be given for hours worked as a part time employee and the vacation anniversary date adjusted accordingly.

          8.3 Full time employees changing to part time will continue their original vacation anniversary date and will receive part time vacation on the basis of average hours worked during the vacation year. The original employment date will be the basis for determining eligibility.

               Employees discharged for proven or acknowledged dishonesty shall not be entitled to any vacation pay.

          8.4 Vacation time shall be computed from date of employment or anniversary of vacation eligibility date, and shall be taken at a time convenient to both the employee and the Employer, and shall be paid at the rate of pay in effect at the time the vacation is taken. An employee who is absent from work for less than sixteen (16) weeks during his anniversary year shall receive his full vacation allowance but if absent for reasons other than illness or for illness for more than sixteen (16) weeks or in the case of Workman's Compensation cases for more than six (6) months, he shall receive one-twelfth (1/12) his vacation entitlement for each full month worked during the anniversary year.

          8.5 When a holiday designated in Article IX, Section 9.1 occurs during an employee's vacation, the employee shall be entitled to an extra day's vacation, said day to be continuous with employee's vacation, or cash in lieu thereof, based on straight time pay for an eight (8) hour work day.

          8.6 From January 1 to March 31 of each year, employees shall select their desired date for vacation for that year. Said selection will be awarded on a seniority basis within each department. After March 31, employees may select vacant weeks by seniority but may not bump less senior employees who have exercised their vacation selection during the bid period. Vacations requested after the bid period will be honored on a first-come, first-served basis. Employees may take vacation in any of the fifty-two (52) calendar weeks, subject to management approval.

               The vacation schedule of any employee cannot be changed, except by mutual agreement. The vacation schedule shall be available on request by an employee.

          8.7 Vacation pay is to be paid to the employee prior to the day the vacation begins. If the employee's vacation pay is not available when he is scheduled to leave he will be paid from store funds.

                                  ARTICLE IX
                                   HOLIDAYS

          9.1 The Employer agrees that the following days shall be observed as holidays for all employees. When a holiday falls on a Sunday the following Monday shall be observed.

                New Year's Day             Labor Day
               *Easter Monday              Thanksgiving Day
                Decoration Day             Christmas Day
                Independence Day

               *For employees employed prior to December 15, 1986.

          Part time employees will be paid four (4) hours pay if they are normally scheduled to work on one (1) of the above mentioned holidays.

          Effective September 4, 1996, part time employee with five (5) or more years of service shall receive holiday pay even if they are not normally scheduled to work on the holiday.

          Effective September 4, 1998, the above mentioned holiday pay provision shall apply to all part time employees with four (4) or more years of service.

          9.2 Work may be performed, in the meat department, on any of the hereinabove mentioned holidays, however, work shall be compensated for at double the rate of the employee's regular straight time rate of pay which shall be over and above the holiday entitlement as provided. Work performed outside the meat department and meat and deli employees hired after November 1, 1983, shall be compensated for at time and one-half (1-1/2) the employee's regular straight time rate of pay which shall be over and above the holiday entitlement. Work performed on Sunday shall be compensated for at time and one-half (1-1/2) the employee's straight time rate of pay.

          9.3 Full time employees who complete six (6) months continuous service with the Employer, shall be entitled to three (3) personal holidays in each calendar year, and part time employees shall be entitled to one (l) personal holiday per calendar year, at a mutually agreeable time, with two (2) weeks prior notice to the store manager.

          9.4 Full time employees shall be granted holiday pay based on an eight (8) hour day.

               Part time employees will be paid four (4) hours pay for the holiday.

          9.5 To receive the aforementioned holiday pay, an employee shall be at work on the scheduled working day preceding and following such holiday, except for those on vacation or authorized leave. Holiday pay shall be given an employee who is prevented from working on his scheduled day before or his scheduled day after the holiday because of illness to the employee, or the employee's wife, husband or child, of such a serious character as to require the employee to remain away from work. This seriousness must be attested to by a physician. Holiday pay shall be granted to an employee who does not work his scheduled day before or his scheduled day following the holiday in the event the employee's absence is caused by a verified accident. Provided, however, that in all events the employee must work at least one (1) day during the week in which the holiday falls in order to qualify for holiday pay.

                                   ARTICLE X
                               LEAVES OF ABSENCE

          Subject to the following conditions, employees shall be granted leaves of absence which shall not interrupt their service records:

          10.1 Leave of absence shall be granted up to one (1) year without pay when an employee with six (6) or more months of continuous service is unable to work because of sickness, accident or pregnancy, and this leave shall become effective after the final sick benefit payment is made. The disability must be attested to by a registered physician. However, in the event such employee is unable to return to work at the expiration of his leave period, he shall be entitled to an additional leave of six (6) months (twelve (12) months for workers compensation leaves) if he submits satisfactory medical evidence that he will be able to return to his regular duties within the said additional period. The employee must give two (2) weeks notice in writing prior to the date he intends to return to work.

          10.2 In the case of death in the immediate family, (namely, the death of a parent, spouse, child, brother, sister, grandparent, parent-in-law or legal guardian) of any employee, full or part time, requiring the employee's absence from his regularly scheduled assignments, the employee shall be granted leave of absence with pay of three (3) consecutive work days.

          10.3 Employees, full or part time, who serve in the National Guard or military reserve units which require annual training shall be granted the necessary leave without pay to fulfill the annual training requirements of the unit in which they serve. Such employee shall give the Employer two (2) weeks prior notice.

          10.4 Any member of the Union employed by the Employer who is elected to a permanent office in the Union or is assigned by the Union to a Union activity necessitating leave of absence, shall be granted such leave of absence and shall, at the end of the term in the first instance or at the end of his mission in the second instance be given reemployment at his former wage rate plus any increase or less any reduction that may have become effective during his absence.

          10.5 Approved leaves of absence for reasons other than those listed above shall not interrupt an employee's service record.

                                   ARTICLE XI
                                   JURY DUTY

          Employees, (part time after one (1) year of employment) summoned and serving on juries will be granted time off when needed for actual jury duty and will receive the difference between their straight time basic weekly pay and the amount received while on jury duty, except such jury duty pay which they receive while serving on their regularly scheduled day off. During the time employees are serving on said juries, their schedules shall be arranged to provide a shift ending nine (9) hours after the time the employees are required to report for such service. An employee who is dismissed from such service sufficiently early to enable him to work four (4) hours or more of his scheduled shift shall report to his store to complete his shift. This obligation on the part of the Employer shall be limited to thirty (30) days in each calendar year.

                                  ARTICLE XII
                                   SENIORITY

          Except as modified by the provisions of this Collective Bargaining Agreement, the seniority provisions of the following article shall be applied in the same manner as the seniority articles in the respective parties' collective bargaining agreements prior to the execution of this collective bargaining agreement.

          12.1 Seniority for the purpose of this Agreement shall be calculated by continuous service from the last date of employment (except as otherwise provided). A seniority list for all full time employees and a separate list for all part time employees shall be set up by the Employer and shall be furnished to the Union upon request. Seniority shall prevail in the following instances in the manner as listed hereafter: A. Store, B. Geographical Area, C. Bargaining Unit.

          12.2 The Employer recognizes the principle of seniority as being one in which the movement of an employee from one job to another or from one location to another through promotion, demotion, layoff, recall after layoff, or permanent transfer, shall be governed by the length of service of the employee and the employees ability to perform the work.

          12.3 In all layoffs the ordinary rules of seniority shall prevail with due consideration given to the job classification, fitness for the work involved, ability to perform the work involved, and the practicability of applying the rules of seniority in the particular case. Employees laid off for periods of less than one (1) year shall have preference to reinstatement in the reverse order. The service record of such reinstated employee shall not be interrupted. Sickness does not count as layoff. Full time employees to be reduced to part time may exercise their right to a complete layoff without prejudice to their right to recall.

          12.4 A full time employee shall have seniority over a part time employee, to the extent that a full time employee who is involuntarily laid off in order of seniority may claim existing part time schedules calling for the least reduction of hours provided due consideration is given to job classification and to fitness to perform the work involved. Part time employees shall have seniority over other part time employees under the same conditions. However, if the available opening for a part time employee who is recalled is outside of the geographical area, the employee may refuse the opening without prejudice to future recall within the same geographical area.

               Before a journeyman meat cutter can be reduced to part time or laid off within the geographical area, all apprentices must be laid off within the geographical area. Where the application of this provision creates a hardship or operational problem, the Union agrees to discuss and resolve the problem.

          12.5 When a full time employee is involuntarily reduced to part time he shall continue to accrue seniority as though he was still full time. When a full time employee voluntarily reduces himself in writing, his part time seniority is dated from the original date of hire. Full time employees reduced from full time to part time through no fault of their own will retain full time health and welfare and pension coverage for a period of six (6) months. The Employer will continue the full time health and welfare and pension contribution for said period of time.

          12.6 Seniority and the employee's ability to perform the work shall be given consideration in regard to promotions within the bargaining unit. If the employee fails to qualify within a reasonable time for the upgraded position, he or she will be afforded the opportunity to return to his or her former classification without loss of seniority. The Employer will notify the Union of all promotions to department head classification.

          12.7 Part time employees desiring full time work and lower classified food employees desiring to be upgraded in classification shall be given preference for such work in accordance with the following procedure:

               Employees who desire upgrading as described above shall notify the Employers' Personnel Department in writing with a copy to the Union, during the periods March 1, to March 21, and September 1, to September 21, each year. Such letters shall remain valid for eighteen (18) months.

               The first consideration for any such vacancies shall be given to employees with a current request in order of the employee's seniority with ability to do the work to be considered. However, full time night crew employees will be given priority consideration for available full time day vacancies within the food clerk classification.

               When the file of request letters has been exhausted, all employees regardless of the length of service will be considered for available openings on a store-by-store basis before seeking outside applicants.

               Only requests for permanent classification change shall be valid and failure to be available thereafter for such work for a period of twenty-six
(26) weeks after obtaining such status, except for reasons beyond the employee's control, shall be barred from future requests for a period of twelve (12) months.

               Failure to accept an offer of such work in any of the Employer's stores within a geographic area shall result in removal of the employee's request for the balance of that six (6) month period, but it shall not bar the employee from future requests. Except any employee who declines a full time night crew position will not be removed from the list for the balance of the active bid.

               Part time employees who are promoted to full time will receive credit for time worked on the basis of forty (40) hours being equivalent to one
(1) week and the employee's full time seniority date will be adjusted accordingly. The Employer and the Union agree to exchange a list of part time employees requesting full time jobs during the months of April and October of each year. The list will contain the employee's name, social security number, store number, and the date the letter was received by their respective office. The Union shall be notified of all full time openings.

                                  ARTICLE XIII
                              STORE CARD OR DECAL

               The Union agrees to furnish to the Employer Union Store Cards and/or Decals for each of the Employer's stores. Such cards or decals shall remain the property of the United Food and Commercial Workers International Union and shall be surrendered to the Union upon demand. The Employer shall display such Union Cards or Decals in the meat department and a conspicuous area accessible to the public in each establishment covered by this Agreement.

                                  ARTICLE XIV
                                  SHOP STEWARD

          14.1 The Union shall have the right to appoint two (2) Chief Shop Stewards in each store whose duties shall be to report any irregularities to the Union. In no instance shall the Shop Steward be discriminated against for discharging such duties, provided such duties do not unreasonably interfere with the regular performance of their work for the Employer. Shop Stewards shall report all irregularities to the Store Manager prior to reporting same to the

Union. In stores with more than 120 employees, the Union shall have the right to appoint two (2) Assistant Stewards.

          14.2 Chief Shop Stewards may not be transferred from store or job assignment without written consent of the Union, except in cases of promotion. The Chief Shop Stewards shall have superseniority among all other employees for the purpose of layoff and recall only in their store. Further, the Shop Stewards shall not be threatened, coerced or intimidated for performing Union activities.

          14.3 In the interest of promoting cooperative relations, the store manager shall introduce each new employee in his store to the Union Shop Steward within one (1) week after the new employee reports to work. Stewards shall give the new employee a copy of the contract and shall explain its operation. The Shop Steward may answer any questions the employee asks him. They may request the new employee to join the Union and may make arrangements for the new employee to become a member.

          14.4 The Union shall furnish to the Employer a complete list of Shop Stewards which shall be amended from time to time as may be necessary. The Employer agrees to grant two (2) days of paid leave each calendar year for each store, for Steward Training and Education, however, in no event shall more than two (2) Stewards be granted leave on any one (1) day or any Steward receive more than one (1) day leave for training and education per calendar year. The Union must notify the Employer at least two (2) weeks in advance thereof. The Shop steward must upon returning from the leave present the Store Manager with written evidence from the Union that the Steward has used the leave for the purpose for which the leave was intended.

                                   ARTICLE XV
                                  WELFARE FUND

          15.1 The Employer shall continue to participate in the United Food and Commercial Workers Unions and Participating Employers Health and Welfare Fund, Plan JS, and to make contributions for each full time employee (excluding Lottery Clerks and Courtesy Clerks hired after 4/20/93) who has completed their probationary period as prescribed in the collective bargaining agreement. Such contributions shall be remitted to the Fund office on or before the twentieth
(20th) day of each month for the preceding calendar month.

          15.2 For part time employees who have been continuously employed for one (l) year, the Employer shall continue to make monthly contributions for each part time employee (excluding Lottery Clerks and courtesy clerks hired after 4/20/93) to the above named fund for Plan JS benefits.

          The Employer shall make monthly contributions in amounts determined by the Board of Trustees of the Fund, so as to maintain benefits negotiated during 1993 bargaining.

          15.3 An employee hired after December 15, 1986, and who qualifies for dependent coverage, can apply for dependent coverage by having the Employer deduct twenty-five dollars ($25.00) from their pay on a monthly basis.

          15.4 The nature, type and extent of the health and welfare benefits to be so provided shall be such as the Trustees under said Trust Fund shall in their discretion determine.

          15.5 Details of the Trust Plan and Benefits, including a fully executed copy of the Trust Plan shall be provided the Employer and the Employer shall be notified promptly of any changes in the trust plan or benefits provided thereunder.

          15.6 Full time and part time employees hired after September 4, 1996, the contribution by the Employer will commence with the first full payroll month following the completion of twelve (12) months of continuous employment with the Employer. Such contributions shall be remitted to the Fund office on or before the twentieth (20th) day of each month for the preceding calendar month. Part time employees hired after September 4, 1996, shall have a twenty-four (24) month waiting period for dependent coverage which shall be paid 70% by the employer and 30% by the employee. These employees shall be covered under Plan X.

                                  ARTICLE XVI
                                  PENSION FUND

          16.1 For all full time employees hired before November 2, 1983, (excluding Lottery Clerks) the Employer agrees to contribute forty cents ($.40) per hour to a jointly administered Trust Fund known as the United Food and Commercial Workers and Employers' Pension Fund. Hours paid shall include paid hours on vacation, holidays and other hours of leave paid for by the Employer. Such contributions shall be made on or before the twentieth (20th) day of each month for the preceding calendar month. Upon payment of monthly contributions, the Employer shall report to the Union and the Trust Fund all hours worked by all employees for which contributions were required during the preceding month. It is agreed that at any time during the contract, the Employer's contribution may be increased to fifty cents ($.50) per hour if the trustees determine that the additional ten cents ($.10) is needed to fund the current benefit level.

          16.2 For all full time employees hired on or after November 2, 1983, (excluding Lottery Clerks and Courtesy Clerks hired after 4/20/93) the Employer agrees to contribute to the UFCW Unions and Participating Employers Pension Fund, an amount equal to twelve cents ($.12) per hour. Beginning December 15, 1992, the Employer's contribution to the Fund will be increased to fifteen cents ($.15) per hour. Contributions to the Fund shall be made under the same terms and conditions as set forth in Section 16.1.

          16.3 The Employer shall make contributions for all part time employees, (excluding Lottery Clerks and Courtesy Clerks hired after 4/20/93) hired on or after January 1, 1986, and those employees employed at Shoppers Food Warehouse, in the amount of twelve cents ($.12) per hour to the UFCW Unions and Participating Employers Pension Fund. Beginning December 15, 1992, the Employer's contribution shall be increased to fifteen cents ($.15) per hour. Contributions to the Fund shall be made under the same terms and conditions as set forth in Section 16.1.

          16.4 The contributions provided for in the above Section shall be for the purpose of providing such pension benefits for eligible employees and other eligible persons as determined from time to time by the Trustees of the aforesaid Trust Fund pursuant to the terms of the Trust Agreement and Declaration of Trust.

          16.5 The Employer hereby agrees to execute and be bound by the existing Trust Agreement covering the aforesaid Fund and any amendments thereto, without delay.

                                  ARTICLE XVII
                              LEGAL SERVICES PLAN

          The Employer shall continue to make contributions for all employees (excluding Lottery Clerks and Courtesy Clerks hired after 4/30/93) with one (l) year of service covered by this Agreement. Said contributions are to be remitted monthly to the UFCW Unions and Participating Employers Legal Benefit Trust. Contributions shall be made in amounts necessary to maintain existing benefits for the duration of this Agreement.

                                 ARTICLE XVIII
                              VOLUNTARY CHECK OFF

          18.1 The Employer shall check off initiation fees and dues from all members who authorize in writing such deductions weekly, and shall make every effort to remit the same to the Secretary-Treasurer of Local No. 400 as soon as possible following the last deduction each month.

          18.2 The Employer agrees to check-off authorized amounts from employees' pay checks, and remit same to the credit union office prior to the eighth (8th) day of each month for the preceding calendar month.

          18.3 The Employer agrees to check-off authorized amounts on a weekly basis and remit on a monthly basis, from employees who sign Active Ballot Club deduction authorization forms, to the Local 400 Active Ballot Club.

                                  ARTICLE XIX
                           GRIEVANCES AND ARBITRATION

          19.1 In the event a grievance or dispute arises under the terms and during the life of this Agreement that cannot be adjusted by the Union and the Employer within a reasonable time, either party may request that such grievance or dispute be submitted to arbitration, as follows:

          Either party shall, in writing, notify the other of the need for the appointment of a Board of Arbitration and shall at the same time state the name of its representative on said Board. Within three (3) days after receipt of such notice, the other party shall designate, in writing, the name of its representative on said Board. The two (2) members so selected shall within five
(5) days select a third (3rd) member of the Board of Arbitration. If within the said five (5) days the two (2) members are unable to agree on the third (3rd) member of the Board, either party may request the American Arbitration Association to designate the third (3rd) member of the Board. The Board of Arbitration shall meet within five (5) days after the selection of the third
(3rd) member, who shall be its Chairman, and shall conduct a hearing and receive testimony and shall thereafter, within five (5) days, submit its findings and render its decision in writing. The decision of a majority of the Board shall be binding and conclusive on the parties hereto as well as on the parties directly affected thereby. The expense of the third (3rd) member of the Board shall be borne equally between the Employer and the Union. There shall be no strike or lockout pending the decision of the Board of Arbitration.

          All grievances must be filed in writing within thirty (30) days after occurrence of the matter in dispute or disagreement (10 days in case of dismissals). Grievances not filed within these time limits shall be waived.

                                   ARTICLE XX
                          LABOR & MANAGEMENT COMMITTEE

          The Employer and the Union agree to maintain a joint Labor/Management Committee which will meet once each month. The monthly meetings may be waived by mutual agreement.

          The Labor Committee shall consist of no less than one (1) employee from each bargaining unit (i.e. clerks, meat cutters) from each store, if possible.

          The purpose of this joint committee is to provide a forum in which the parties can discuss mutual problems, share ideas etc., so as to achieve a more understanding harmonious relationship.

                                  ARTICLE XXI
                                MILITARY SERVICE

          The Employer will comply with the applicable laws of the United States concerning the reemployment of persons leaving the military service, he shall receive whatever vacation pay is due him. The applications of this provision will comply with the Military Selective Service Act of 1967 as amended. Because the schedule of progressive wage rates provided for by Schedule "A" hereof depends upon actual experience on the job, a person reemployed pursuant to this Article shall, for purposes of Schedule

"A", be credited only with months of actual payroll service. A person so reemployed shall be paid the current rate for the appropriate job classification based on his actual job experience.

                                  ARTICLE XXII
                            NO STRIKES AND LOCKOUTS

          Except for:

               1. Refusal to comply with the arbitration machinery set forth herein, or

               2. Refusal to comply with the decision of the Board of Arbitration,

there will be no strikes or lockouts during the existence of this Agreement.
The Union agrees that during such time it will not order, but will use every effort to prevent a concerted cessation of work by any of the employees of the Employer for any reason. Nothing herein contained shall compel any employee to walk through a picket line, provided the picket line has the sanction of its own Union and the United Food and Commercial Workers International Union.

                                 ARTICLE XXIII
                                  INVALIDATION

          Should any Article, section or portion hereof, of this Agreement be held unlawful and unenforceable by any court of competent jurisdiction, such decision of the court shall apply only to the specific Article, section, or portion thereof directly specified in the decision, provided, however, that upon such a decision the parties agree immediately to negotiate a substitute for the invalidated Article, section, or portion thereof.

                                  ARTICLE XXIV
                                 SUCCESSORSHIP

          This Agreement shall be binding upon all signatories hereto, and their successors and assigns, whether such status is created by sale, lease, assignment or any other type of transfer or transaction. In consideration of the Union's execution of this Agreement, the Employer promises that its operations covered by this Agreement or any part thereof shall not be sold, conveyed or otherwise transferred or assigned to any successor without first securing the agreement of the successor to assume the Employer's obligation under this Agreement to offer employment to all of the Employer's current employees. Provided, however, that the economic provisions of this Agreement may be reopened if upon mutual agreement of the successor employer and the Union the signatory employer's operation is sold, conveyed, transferred, or assigned to a successor employer who is engaged in a substantially different retail food operation. The foregoing shall be applicable only in separate transactions where the Employer sells or transfers more than ten percent (10%) of the facilities covered under this

Agreement, but shall not apply to any facility which is sold or transferred and remains closed for thirty (30) days or more.

          In the event that the successor employer and Union agree to reopen the contract with respect to the economic provisions thereof, and in the further event that the parties are unable to reach a new agreement with respect to economic terms and conditions, the current agreement will remain in full force and effect.

                                  ARTICLE XXV
                              DURATION OF CONTRACT

          This Agreement shall continue in effect from September 4, 1996, to July 1, 2000, and shall continue in effect from year to year thereafter unless either party serves notice in writing on or before April 1, 2000, or on or before April 1st of any year thereafter of a desire for termination of or for changes in the Agreement. In the event either party serves such notice in respect to changes in the Agreement, the Employer and the Union shall immediately begin negotiations on the proposed changes, and that pending the termination of negotiations, neither party shall change conditions existing under the Agreement, it being understood and agreed that either party may in its own discretion, by written notice, unilaterally terminate such negotiations whenever it so desires.

          IN WITNESS WHEREOF, the undersigned have affixed their signature as legal representatives of both the Employer and the Union.

FOR THE EMPLOYER:                            FOR THE UNION:


-------------------------                    -------------------------

DATE: -------------------                    DATE: -------------------

                                  SCHEDULE "A"


CLASSIFICATION
--------------
                                 EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE
                                    9/4/96     1/5/97     7/6/97     1/4/98     1/3/99     1/2/00
                                 ---------  ---------  ---------  ---------  ---------  ---------
ASSISTANT MANAGER                  $ 15.61    $ 15.61    $ 15.61    $ 16.11    $ 16.61    $ 16.61
                                   Bonus      Bonus      Bonus      $.50/hr    $.50/hr    Bonus
                                   $   250    $   500    $   500                          $   250

GROCERY/                           $ 15.26    $ 15.26    $ 15.26    $ 15.76    $ 16.26    $ 16.26
DELI/PRODUCE/                      Bonus      Bonus      Bonus      $.50/hr    $.50/hr    Bonus
FRONT END MANAGER                  $   250    $   500    $   500                          $   250

BAKERY MANAGER                     $ 13.75    $ 13.75    $ 13.75    $ 14.25    $ 14.75    $ 14.75
                                   Bonus      Bonus      Bonus      $.50/hr    $.50/hr    Bonus
                                   $   250    $   500    $   500                          $   250

MEAT MANAGER                       $ 16.80    $ 16.80    $ 16.80    $ 17.30    $ 17.80    $ 17.80
                                   Bonus      Bonus      Bonus      $.50/hr    $.50/hr    Bonus
                                   $   250    $   500    $   500                          $   250

FIRST CUTTER                       $ 16.05    $ 16.05    $ 16.05    $ 16.55    $ 17.05    $ 17.05
                                   Bonus      Bonus      Bonus      $.50/hr    $.50/hr    Bonus
                                   $   200    $   500    $   500                          $   200

JOURNEYMAN                         $ 15.71    $ 15.71    $ 15.71    $ 16.21    $ 16.71    $ 16.71
                                   Bonus      Bonus      Bonus      $.50/hr    $.50/hr    Bonus
                                   $   200    $   500    $   500                          $   200

MEAT APPRENTICE
Start                              $  7.00    $  7.00    $  7.00    $  7.00    $  7.00    $  7.00
60 Days                            $  7.50    $  7.50    $  7.50    $  7.50    $  7.50    $  7.50
6 Months                           $  8.25    $  8.25    $  8.25    $  8.25    $  8.25    $  8.25
12 Months                          $  9.00    $  9.00    $  9.00    $  9.00    $  9.00    $  9.00
18 Months                          $  9.75    $  9.75    $  9.75    $  9.75    $  9.75    $  9.75
24 Months                          $ 13.15    $ 13.15    $ 13.15    $ 13.55    $ 13.95    $ 13.95
                                   Bonus      Bonus      Bonus      $.40/hr    $.40/hr    Bonus
                                   $   200    $   250    $   250                          $   200

                                  SCHEDULE "A"

CLASSIFICATION
--------------

               EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE
                  9/4/96     1/5/97     7/6/97     1/4/98     1/3/99     1/2/00
               ---------  ---------  ---------  ---------  ---------  ---------
FULL TIME FOOD CLERK

               EMPLOYEES HIRED AFTER APRIL 20, 1993
Start           $  6.35    $  6.35    $  6.35    $  6.35    $  6.35    $  6.35
90 Days         $  6.60    $  6.60    $  6.60    $  6.60    $  6.60    $  6.60
 9 Months       $  7.10    $  7.10    $  7.10    $  7.10    $  7.10    $  7.10
15 Months       $  7.60    $  7.60    $  7.60    $  7.60    $  7.60    $  7.60
21 Months       $  8.10    $  8.10    $  8.10    $  8.10    $  8.10    $  8.10
27 Months       $  8.60    $  8.60    $  8.60    $  8.60    $  8.60    $  8.60
33 Months       $  9.35    $  9.35    $  9.35    $  9.35    $  9.35    $  9.35
39 Months       $ 10.35    $ 10.35    $ 10.35    $ 10.35    $ 10.35    $ 10.35
45 Months       $ 13.45    $ 13.45    $ 13.45    $ 13.85    $ 14.25    $ 14.25

EMPLOYEES AT OR ABOVE TOP SCALE

                Bonus      Bonus      Bonus      $.40/hr    $.40/hr    Bonus
                $200       $500       $500                             $200

PART TIME FOOD CLERK

               EMPLOYEES HIRED AFTER APRIL 20, 1993

Start           $  6.35    $  6.35    $  6.35    $  6.35    $  6.35    $  6.35
90 Days         $  6.50    $  6.50    $  6.50    $  6.50    $  6.50    $  6.50
 9 Months       $  6.85    $  6.85    $  6.85    $  6.85    $  6.85    $  6.85
15 Months       $  7.35    $  7.35    $  7.35    $  7.35    $  7.35    $  7.35
21 Months       $  7.85    $  7.85    $  7.85    $  7.85    $  7.85    $  7.85
27 Months       $  8.35    $  8.35    $  8.35    $  8.35    $  8.35    $  8.35
33 Months       $  9.10    $  9.10    $  9.10    $  9.10    $  9.10    $  9.10
39 Months       $ 10.10    $ 10.10    $ 10.10    $ 10.10    $ 10.10    $ 10.10
45 Months       $ 12.90    $ 12.90    $ 12.90    $ 13.30    $ 13.70    $ 13.70

EMPLOYEES AT OR ABOVE TOP SCALE

                Bonus      Bonus      Bonus      $.40/hr    $.40/hr    Bonus
                $200       $250       $250                             $200

                                 SCHEDULE "A"


CLASSIFICATION
--------------

                 EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE
                    9/4/96     1/5/97     7/6/97     1/4/98     1/3/99     1/2/00
                 ---------  ---------  ---------  ---------  ---------  ---------
PORTER
                 EMPLOYEES HIRED PRIOR TO APRIL 20, 1993

                 Bonus      Bonus      Bonus      $ 11.00    $ 11.30    Bonus
                 $150       $250       $250       $.30/hr    $.30/hr    $150

FULL TIME & PART TIME SERVICE CLERK/NON-FOOD CLERK/PORTER

                 EMPLOYEES HIRED AFTER APRIL 20, 1993

Start            $  5.55    $  5.55    $  5.55    $  5.55    $  5.55    $  5.55
90 Days          $  5.80    $  5.80    $  5.80    $  5.80    $  5.80    $  5.80
 9 Months        $  6.05    $  6.05    $  6.05    $  6.05    $  6.05    $  6.05
15 Months        $  6.35    $  6.35    $  6.35    $  6.35    $  6.35    $  6.35
21 Months        $  6.75    $  6.75    $  6.75    $  6.75    $  6.75    $  6.75
27 Months        $  7.25    $  7.25    $  7.25    $  7.25    $  7.25    $  7.25
33 Months        $  9.40    $  9.40    $  9.40    $  9.70    $ 10.00    $ 10.00

EMPLOYEES AT OR ABOVE TOP SCALE

                 Bonus      Bonus      Bonus      $.30/hr    $.30/hr    Bonus
                 $150       $250       $250                             $150

                              SCHEDULE "A" WAGES


CLASSIFICATION
--------------
                                EFFECTIVE  EFFECTIVE  EFFECTIVE
                                   9/4/96     1/4/98     1/3/99
                                ---------  ---------  ---------
COURTESY CLERK/LOTTERY CLERK

Start                             $  5.10    $  5.10    $  5.10
60 Days                           $  5.35    $  5.35    $  5.35
 6 Months                         $  5.60    $  5.60    $  5.60
12 Months                         $  5.85    $  5.85    $  5.85
18 Months                         $  7.10    $  7.35    $  7.60


ABOVE TOP SCALE EMPLOYEES

                                  Bonus      Bonus      Bonus
                                  $250       $250       $.25/hr

                              SCHEDULE "B" WAGES

                 EMPLOYEES HIRED ON OR AFTER SEPTEMBER 8, 1996

CLASSIFICATION
--------------
                     EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE
                        9/4/96     1/5/97     7/6/97     1/4/98     1/3/99     1/2/00
                     ---------  ---------  ---------  ---------  ---------  ---------
FULL TIME & PART TIME FOOD CLERK

Start                  $  6.35    $  6.35    $  6.35    $  6.35    $  6.35    $  6.35
90 Days                $  6.50    $  6.50    $  6.50    $  6.50    $  6.50    $  6.50
 9 Months              $  6.75    $  6.75    $  6.75    $  6.75    $  6.75    $  6.75
15 Months              $  7.25    $  7.25    $  7.25    $  7.25    $  7.25    $  7.25
18 Months              $  7.35    $  7.35    $  7.35    $  7.35    $  7.35    $  7.35
21 Months              $  7.45    $  7.45    $  7.45    $  7.45    $  7.45    $  7.45
24 Months              $  7.55    $  7.55    $  7.55    $  7.55    $  7.55    $  7.55
27 Months              $  7.70    $  7.70    $  7.70    $  7.70    $  7.70    $  7.70
30 Months              $  7.95    $  7.95    $  7.95    $  7.95    $  7.95    $  7.95
33 Months              $  8.15    $  8.15    $  8.15    $  8.15    $  8.15    $  8.15
36 Months              $  8.50    $  8.50    $  8.50    $  8.50    $  8.50    $  8.50
39 Months              $  8.90    $  8.90    $  8.90    $  8.90    $  8.90    $  8.90
42 Months              $  9.10    $  9.10    $  9.10    $  9.10    $  9.10    $  9.10
45 Months              $ 11.00    $ 11.00    $ 11.00    $ 11.40    $ 11.80    $ 11.80
                                  Bonus      Bonus      $.40/hr    $.40/hr    Bonus
                              F.T.$500       $500                             $200
                              P.T.$250       $250                             $200


FULL & PART TIME SERVICE CLERK/NON-FOOD CLERK

Start                    $5.55      $5.55      $5.55      $5.55      $5.55      $5.55
90 Days                  $5.65      $5.65      $5.65      $5.65      $5.65      $5.65
 9 Months                $5.75      $5.75      $5.75      $5.75      $5.75      $5.75
15 Months                $5.95      $5.95      $5.95      $5.95      $5.95      $5.95
18 Months                $6.10      $6.10      $6.10      $6.10      $6.10      $6.10
21 Months                $6.25      $6.25      $6.25      $6.25      $6.25      $6.25
24 Months                $6.45      $6.45      $6.45      $6.45      $6.45      $6.45
27 Months                $6.70      $6.70      $6.70      $6.70      $6.70      $6.70
30 Months                $6.95      $6.95      $6.95      $6.95      $6.95      $6.95
33 Months                $8.40      $8.40      $8.40      $8.70      $9.00      $9.00
                                    Bonus      Bonus      $.30/hr    $.30/hr    Bonus
                                    $ 250      $ 250                            $ 150


CLASSIFICATION
--------------
                                  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE
                                  ---------  ---------  ---------  ---------  ---------  ---------
                                     9/4/96     1/5/97     7/6/97     1/4/98     1/3/99     1/2/00
                                  ---------  ---------  ---------  ---------  ---------  ---------
APPRENTICE MEAT CUTTER

Start                               $  7.00    $  7.00    $  7.00    $  7.00    $  7.00       7.00
60 Days                             $  7.25    $  7.25    $  7.25    $  7.25    $  7.25    $  7.25
6 Months                            $  7.40    $  7.40    $  7.40    $  7.40    $  7.40    $  7.40
12 Months                           $  7.70    $  7.70    $  7.70    $  7.70    $  7.70    $  7.70
15 Months                           $  8.20    $  8.20    $  8.20    $  8.20    $  8.20    $  8.20
18 Months                           $  8.70    $  8.70    $  8.70    $  8.70    $  8.70    $  8.70
21 Months                           $  9.50    $  9.50    $  9.50    $  9.50    $  9.50    $  9.50
24 Months                           $ 11.20    $ 11.20    $ 11.20    $ 11.60    $ 12.00    $ 12.00

                                               Bonus      Bonus      $.40/hr    $.40/hr    Bonus
                                               $250       $250                             $200

COURTESY CLERK/LOTTERY CLERK

                                  EFFECTIVE             EFFECTIVE             EFFECTIVE
                                     9/4/96                1/4/98                1/3/99
                                  ---------             ---------             ---------
Start                               $  5.10               $  5.10               $  5.10
60 Days                             $  5.25               $  5.25               $  5.25
6 Months                            $  5.40               $  5.40               $  5.40
12 Months                           $  5.70               $  5.70               $  5.70
15 Months                           $  5.85               $  5.85               $  5.85
18 Months                           $  6.00               $  6.00               $  6.00
21 Months                           $  6.25               $  6.25               $  6.25
24 Months                           $  7.10               $  7.35               $  7.60
                                                          $.25/hr               $.25/hr

1.   Wage increases apply to employees at top rates in each progression.

2. Each bonus installment is payable to employees at or above the top of their classification wage progression who are in pay status retaining seniority rights on the day immediately preceding the effective day of each bonus.

3. Each bonus installment is payable no later than four (4) weeks from the effective date.

4.   Shoppers agrees to institute a 401(K) Plan by January 1, 1997.


Lottery Clerks hired after 4/20/93 shall be part of the Courtesy Clerk Schedule.

                            FREDERICKSBURG ADDENDUM

                  Effective May 12, 1997 through July 1, 2000


     With the exception of the following Articles, all terms and conditions of the collective bargaining agreement between Shoppers Food Warehouse and UFCW Local 400 shall apply:

          Article V  Wages and employee classification
          ---------  ---------------------------------
          Section 5.1  Wage scales as set forth in schedule "C"

          Article VII  Vacations
          -----------  ---------
          Section 8.1 Full time employees with one (1) year or more years of continuous service shall be granted vacations as follows:

               Annual Vacation                Pro-Rata Vacation on termination
               ---------------                --------------------------------

               One (1) week uninterrupted     1/12 week of each additional month
               after one (1) year

               Two (2) weeks uninterrupted    2/12 week of each additional month
               after seven (7) years

               Three (3) weeks uninterrupted 3/12 week of each additional month after thirteen (13) years

               Four (4) weeks uninterrupted   4/12 week of each additional month
               after twenty (20) years

     Part time employees who have been employed for one (1) year shall receive pro-rated vacation based on the average straight time hours worked during the preceding year subject to the same conditions as pertain to full time employees.

          Article XII  Seniority
          -----------  ---------

                       Seniority provisions for employees on Schedule "C" only apply to the Fredericksburg area.


FOR THE EMPLOYER:                   FOR THE UNION:


-----------------------  ---------  ------------------------------  ----------
Mark Flint, President    Date       C. James Lowthers, President    Date

                                  SCHEDULE "C"


CLASSIFICATION
--------------
                     EFFECTIVE     EFFECTIVE  EFFECTIVE  EFFECTIVE
                       5/12/97        1/4/98     1/3/99     1/2/00
                     ---------     ---------  ---------  ----------
ASSISTANT MANAGER     $  14.15       $ 14.65    $ 15.15  $ 15.15
                                     $.50/hr    $.50/hr  $250 Bonus

FRONT END MANAGER     $  13.80       $ 14.30    $ 14.80  $ 14.80
                                     $.50/hr    $.50/hr  $250 Bonus


GROCERY MANAGER       $  13.80       $ 14.30    $ 14.80  $ 14.80
                                     $.50/hr    $.50/hr  $250 Bonus


PRODUCE MANAGER       $  13.80       $ 14.30    $ 14.80  $ 14.80
                                     $.50/hr    $.50/hr  $250 Bonus


DELI MANAGER          $  13.80       $ 14.30    $ 14.80  $ 14.80
                                     $.50/hr    $.50/hr  $250 Bonus


BAKERY MANAGER        $  13.80       $ 14.30    $ 14.80  $ 14.80
                                     $.50/hr    $.50/hr  $250 Bonus


MEAT MANAGER          $  14.60       $ 15.10    $ 15.60  $ 15.60
                                     $.50/hr    $.50/hr  $250 Bonus


FIRST CUTTER          $  13.55       $ 14.05    $ 14.55  $ 14.55
                                     $.50/hr    $.50/hr  $200 Bonus


JOURNEYMAN            $  13.30       $ 13.80    $ 14.30  $ 14.30
                                     $.50/hr    $.50/hr  $200 Bonus


CLASSIFICATION:
                         EFFECTIVE   EFFECTIVE   EFFECTIVE    EFFECTIVE
                           5/12/97      1/4/98      1/3/99       1/2/00
                         ---------   ---------   ---------   ----------
FULL TIME FOOD CLERK

Start                     $   5.75     $  5.75     $  5.75    $  5.75
90 Days                   $   6.25     $  6.25     $  6.25    $  6.25
9 Months                  $   6.75     $  6.75     $  6.75    $  6.75
15 Months                 $   7.25     $  7.25     $  7.25    $  7.25
21 Months                 $   7.75     $  7.75     $  7.75    $  7.75
27 Months                 $   8.25     $  8.25     $  8.25    $  8.25
33 Months                 $   9.00     $  9.00     $  9.00    $  9.00
39 Months                 $  10.00     $ 10.00     $ 10.00    $ 10.00
45 Months                 $  11.00     $ 11.40     $ 11.80    $ 11.80
                                       $.40/hr     $.40/hr    $200 Bonus

PART TIME FOOD CLERK

Start                     $   5.75     $  5.75     $  5.75    $  5.75
90 Days                   $   6.25     $  6.25     $  6.25    $  6.25
9 Months                  $   6.75     $  6.75     $  6.75    $  6.75
15 Months                 $   7.25     $  7.25     $  7.25    $  7.25
21 Months                 $   7.75     $  7.75     $  7.75    $  7.75
27 Months                 $   8.25     $  8.25     $  8.25    $  8.25
33 Months                 $   8.75     $  8.75     $  8.75    $  8.75
39 Months                 $   9.25     $  9.25     $  9.25    $  9.25
45 Months                 $  10.10     $ 10.50     $ 10.90    $ 10.90
                                       $.40/hr     $.40/hr    $200 Bonus


CLASSIFICATION:

                                          EFFECTIVE  EFFECTIVE  EFFECTIVE    EFFECTIVE
                                            5/12/97     1/4/98     1/3/99       1/2/00
                                          ---------  ---------  ---------   ----------
FULL & PART TIME
SERVICE CLERKS/NON-FOOD CLERKS/PORTERS

Start                                      $   5.25    $  5.25    $  5.25   $  5.25
90 Days                                    $   5.65    $  5.65    $  5.65   $  5.65
9 Months                                   $   6.15    $  6.15    $  6.15   $  6.15
15 Months                                  $   6.65    $  6.65    $  6.65   $  6.65
21 Months                                  $   7.15    $  7.15    $  7.15   $  7.15
27 Months                                  $   7.65    $  7.65    $  7.65   $  7.65
33 Months                                  $   8.00    $  8.30    $  8.60   $  8.60
                                                       $.30/hr    $.30/hr   $150 Bonus
FULL & PART TIME
APPRENTICE MEAT CUTTER

Start                                      $   7.00    $  7.00    $  7.00   $  7.00
60 Days                                    $   7.25    $  7.25    $  7.25   $  7.25
6 Months                                   $   7.60    $  7.60    $  7.60   $  7.60
12 Months                                  $   8.10    $  8.10    $  8.10   $  8.10
18 Months                                  $   8.85    $  8.85    $  8.85   $  8.85
24 Months                                  $  10.70    $ 11.10    $ 11.50   $ 11.50
                                                       $.40/hr    $.40/hr   $200 Bonus


COURTESY CLERK/ LOTTERY CLERK
Start                                      $   5.15    $  5.15    $  5.15   $  5.15
60 Days                                    $   5.25    $  5.25    $  5.25   $  5.25
6 Months                                   $   5.40    $  5.40    $  5.40   $  5.40
12 Months                                  $   5.55    $  5.55    $  5.55   $  5.55
18 Months                                  $   5.75    $  5.75    $  5.75   $  5.75
24 Months                                  $   6.00    $  6.25    $  6.50   $  6.50
                                                       $.25/hr    $.25/hr   $150 Bonus

                               September 4, 1996



Mr. Mark Flint
President
Shoppers Food Warehouse
4600 Forbes Boulevard
Lanham, Maryland 20706

Dear Mr. Flint:

     This will confirm our understanding regarding the following items negotiated in the 1996 agreement:

     1. Shoppers Food Warehouse affirms its commitment to a drug free work environment. The authorized or unlawful sale, purchase, consumption, use or possession of alcoholic beverages, illegal drugs or other substances controlled by law while:

          a.   On Company premises;
          b.   On Company time or business;
          c. Operating or riding in a Company owned, leased, rented or insured vehicle is strictly prohibited and is grounds for immediate dismissal.

     If you are at work while under the influence of alcohol or while having illegal drugs in your system at detectable levels, you are subject to immediate dismissal.


                              Sincerely,



                              C. James Lowthers
                              President


FOR THE COMPANY:

-----------------------  ---------------
Mark Flint, President    Date

                               September 4, 1996



Mr. Mark Flint
President
Shoppers Food Warehouse
4600 Forbes Boulevard
Lanham, Maryland 20706

Dear Mr. Flint:

     This will confirm our understanding regarding the following items negotiated in the 1996 agreement:


          1. Stores competing against significant non-union competition within a radius of five miles shall be identified as Zone B stores. Special conditions covering Zone B stores are the following:

               A.   The application of Article 3.4 is suspended.

               B. The work of GM/Non Food/Pharmacy Clerks will include stocking baby food, paper plates and napkins, light bulbs, brooms and mops and metal ware.

               C. The Employer agrees that no current employee will be laid off, reduced or lose hours as result of the application of paragraphs A & B.

               D. The Union agrees that it will consider other contract modifications in severe competitive situations.

                              Sincerely,


                              C. James Lowthers
                              Secretary-Treasurer


FOR THE COMPANY:

-----------------------  ---------------
Mark Flint, President    Date

                               September 4, 1996



Mr. Mark Flint
President
Shoppers Food Warehouse
4600 Forbes Boulevard
Lanham, Maryland 20706

Dear Mr. Flint:

     This will confirm our understanding regarding the following:

     The Employer may randomly drug test Pharmacy Technicians in accordance with procedures agreed to by the Union.

                              Sincerely,



                              C. James Lowthers
                              President



FOR THE COMPANY:

-----------------------  ---------------
Mark Flint, President    Date

                               September 4, 1996



Mr. Mark Flint
President
Shoppers Food Warehouse
4600 Forbes Boulevard
Lanham, Maryland 20706

Dear Mr. Flint:

     This will confirm our understanding regarding the following:

     New Shoppers Food Warehouse stores in the Fredericksburg, Virginia Trading area shall be treated for wage purposes as are Giant and Safeway.

                              Sincerely,


                              C. James Lowthers
                              President


FOR THE COMPANY:

-----------------------  ---------------
Mark Flint, President    Date